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                                                                     EXHIBIT 5.1

                             WILLIAM S. CLARKE, P.A.
                                 ATTORNEY-AT-LAW
                      457 NORTH HARRISON STREET - SUITE 103
                           PRINCETON, NEW JERSEY 08540

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                            TELEPHONE: (609) 921-3663
                               FAX: (609) 921-3933

                                  June 14, 2000


Suite101.com, Inc.
1122 Mainland Street
Suite 390
Vancouver, British Columbia,
Canada V6B 5L1

Gentlemen:

     I have acted as counsel for Suite101.com, Inc. (the "Company") in connection with its Registration Statement under the Securities Act of 1933, as amended (File No. 333-[__________]) relating to 1,200,000 shares of the Company's Common Stock, $.001 per value (the "Stock"), issuable in connection with the Company's 1998 Stock Incentive Plan, as amended, (the "Plan").

     In my capacity as counsel to you, I have examined the original, certified, conformed photostats or xerox copies of all such agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

     On the basis of such examination, I advise you that, in my opinion the shares of Stock, when sold, issued and paid for in accordance with the terms described in the Plan and options granted thereunder, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm in the prospectus forming a part of such Registration Statement.

                                       Very truly yours,

                                       William S. Clarke, P.A.

                                       By: /s/ William S. Clarke
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                                           William S. Clarke